Exhibit 10.4

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

USWS HOLDINGS LLC

This AMENDMENT NO. 2 (this “Amendment”) to the Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, a Delaware limited liability company (the “Company”), is made effective as of April 1, 2020 (the “Amendment Date”).

WHEREAS, reference is made herein to that certain Amended and Restated Limited Liability Company Agreement of the Company dated November 9, 2018, as amended by Amendment No. 1 thereto dated May 24, 2019 (collectively, the “LLC Agreement”). Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the LLC Agreement;

WHEREAS, U.S. Well Services, Inc., a Delaware corporation (“PubCo”), has entered into a purchase agreement with the purchasers named therein, providing for the issuance and sale of Series B Redeemable Convertible Preferred Stock of PubCo (the “PubCo Preferred Stock Issuance”);

WHEREAS, U.S. Well Services, LLC (“OpCo”) has entered into a second amendment to the senior secured term loan credit agreement between OpCo, the guarantors party thereto, the lenders party thereto (the “Lenders”), and CLMG CORP., as administrative agent and term loan collateral agent, providing for the delivery of 5,529,622 shares of Class A Stock and 1,050 shares of Series B Redeemable Convertible Preferred Stock of PubCo (collectively, the “Extension Fee Stock”) to the Lenders (collectively, the “Extension Fee Stock Issuance”);

WHEREAS, in connection with the PubCo Preferred Stock Issuance, the Company will issue 21,000 Series B Preferred Units (as defined below) to PubCo in consideration for the capital contribution made or deemed to have been made by PubCo of the net proceeds of the PubCo Preferred Stock Issuance to the Company;

WHEREAS, in connection with the Extension Fee Stock Issuance, the Company will issue 5,529,622 Common Units and 1,050 Series B Preferred Units to PubCo in consideration for the capital contribution made or deemed to have been made by PubCo of the Extension Fee Stock to the Company, for further contribution by the Company to OpCo and delivery by OpCo to the Lenders; and

WHEREAS, the Manager has determined that it is advisable and in the best interests of the Company to amend the LLC Agreement as set forth herein and in accordance with Sections 3.5 and 11.1 of the LLC Agreement to give effect to the issuance of Series B Preferred Units in connection with both the PubCo Preferred Stock Issuance and the Extension Fee Stock Issuance as described above (collectively, the “Preferred Units Issuance”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Manager hereto agree as follows:

Section 1.    Amendment. The LLC Agreement is hereby amended as follows:

(a)    Clause (b)(iv) of the definition of “Gross Asset Value” in Section 1.1 to the LLC Agreement is hereby amended and restated in its entirety as follows:

“(iv)    the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option (including the conversion of a Preferred Unit) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or”

(b)    The definition of “Certificate of Designations” in Section 1.1 is amended and restated in its entirety as follows:

“Series A Certificate of Designations” means the Certificate of Designations of PubCo, filed with the Delaware Secretary of State on May 24, 2019, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

(c)     Each of the following definitions in Section 1.1 is amended and restated in its entirety as follows:

“Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock of PubCo, the rights and preferences of which are set forth in the Series A Certificate of Designations.

“Series A Preferred Stock Liquidation Payment” means the amount to be paid by PubCo pursuant to the Series A Certificate of Designations in respect of the Series A Preferred Stock with respect to any liquidation, dissolution or winding up of the affairs of PubCo, which, for the avoidance of doubt, includes any applicable adjustment for the PIK Accrual.

“PIK Accrual” has the meaning given to such term in the Series A Certificate of Designations or the Series B Certificate of Designations, as applicable.

(d)    The following definitions are added to Section 1.1 in the appropriate alphabetical order:

“Preferred Unit” has the meaning given to such term in Section 3.8.

“Series B Certificate of Designations” means the Certificate of Designations of PubCo, filed with the Delaware Secretary of State on March 31, 2020, as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“Series B Preferred Stock” means the Series B Redeemable Convertible Preferred Stock of PubCo, the rights and preferences of which are set forth in the Series B Certificate of Designations.

“Series B Preferred Unit” means a Unit having the rights and obligations specified with respect to the Series B Preferred Units in this Amendment.

“Series B Preferred Stock Liquidation Payment” means the amount to be paid by PubCo pursuant to the Series B Certificate of Designations in respect of the Series B Preferred Stock with respect to any liquidation, dissolution or winding up of the affairs of PubCo, which, for the avoidance of doubt, includes any applicable adjustment for the PIK Accrual.

(e)    Section 3.8 of the LLC Agreement is amended and restated in its entirety as follows:

“Section 3.8.    Rights of the Preferred Units. The Company intends that (x) the rights, preferences and privileges of the Series A Preferred Units issued to PubCo, subject to Section 5.2(a)(i), mirror the rights, preferences and privileges of the Series A Preferred Stock issued by PubCo, and that at all times the ratio between the number of outstanding Series A Preferred Units and the number of outstanding shares of Series A Preferred Stock be maintained at 1:1, and (y) the rights, preferences and privileges of the Series B Preferred Units issued to PubCo, subject to Section 5.2(a)(i), mirror the rights, preferences and privileges of the Series B Preferred Stock issued by PubCo, and that at all times the ratio between the number of outstanding Series B Preferred Units and the number of outstanding shares of Series B Preferred Stock be maintained at 1:1. Accordingly, the terms and provisions of this Section 3.8 shall be construed in accordance with such intent, and (x) to the extent there is a conflict between the rights, preferences and privileges of the Series A Preferred Units under this Amendment and the LLC Agreement and the rights, preferences and privileges of the Series A Preferred Stock under the Series A Certificate of Designations, the terms of the Series A Certificate of Designations shall control, and (y) to the extent there is a conflict between the rights, preferences and privileges of the Series B Preferred Units under this Amendment and the LLC Agreement and the rights, preferences and privileges of the Series B Preferred Stock under the Series B Certificate of Designations, the terms of the Series B Certificate of Designations shall control. Subject to the foregoing, the Series A Preferred Units and the Series B Preferred Units (collectively, the “Preferred Units”) shall have the following rights, preferences and privileges and shall be subject to the following duties and obligations:

(a)    Dividends or Other Distributions.

(i)     Series A Preferred Units.

(A)     In the event PubCo declares a Series A Dividend (as defined in the Series A Certificate of Designations), on or before the date such Series A Dividend is to be paid, the Manager shall cause the Company to make a distribution of cash to PubCo in respect of the Series A Preferred Units in an amount equal to the amount to be paid by PubCo in respect of such Series A Dividend, which distribution shall be, for the avoidance of doubt, in addition to any amounts distributable to PubCo pursuant to Section 5.2(a)(i).

(B)    To the extent the holders of the Series A Preferred Stock are entitled to participate in any dividends or distributions (whether in cash or other property, but not including dividends or distributions of Class A Stock or other PubCo Equity Securities addressed in Section 3.8(a)(i)(C) to holders of Class A Stock, the Manager shall cause the Company to make a distribution of cash or other property, as applicable, to PubCo in respect of the Series A Preferred Units in an amount and type equal to the amount to be paid by PubCo to the holders of the Series A Preferred Stock, which distribution shall be in addition to any amounts distributable to PubCo with respect to Series A Preferred Units pursuant to Section 5.2(a)(i).

(C)    To the extent the holders of the Series A Preferred Stock are entitled to participate in any dividends or distributions of Class A Stock or other PubCo Equity Securities to holders of Class A Stock, consistent with Section 3.5(b), the Manager shall cause the Company to issue to PubCo a number of Common Units or such other Equity Security of the Company, as applicable, equal to the number of shares of Class A Common Stock or other PubCo Equity Security, as applicable, being issued by PubCo to the holders of the Series A Preferred Stock.

(ii)    Series B Preferred Units.

(A)     In the event PubCo declares a Series B Dividend (as defined in the Series B Certificate of Designations), on or before the date such Series B Dividend is to be paid, the Manager shall cause the Company to make a distribution of cash to PubCo in respect of the Series B Preferred Units in an amount equal to the amount to be paid by PubCo in respect of such Series B Dividend, which distribution shall be, for the avoidance of doubt, in addition to any amounts distributable to PubCo pursuant to Section 5.2(a)(i).

(B)    To the extent the holders of the Series B Preferred Stock are entitled to participate in any dividends or distributions (whether in cash or other property, but not including dividends or distributions of Class A Stock or other PubCo Equity Securities addressed in Section 3.8(a)(ii)(C) to holders of Class A Stock, the Manager shall cause the Company to make a distribution of cash or other property, as applicable, to PubCo in respect of the Series B Preferred Units in an amount and type equal to the amount to be paid by PubCo to the holders of the Series B Preferred Stock, which distribution shall be in addition to any amounts distributable to PubCo with respect to Series B Preferred Units pursuant to Section 5.2(a)(i).

(C)    To the extent the holders of the Series B Preferred Stock are entitled to participate in any dividends or distributions of Class A Stock or other PubCo Equity Securities to holders of Class A Stock, consistent with Section 3.5(b), the Manager shall cause the Company to issue to PubCo a number of Common Units or such other Equity Security of the Company, as applicable, equal to the number of shares of Class A Common Stock or other PubCo Equity Security, as applicable, being issued by PubCo to the holders of the Series B Preferred Stock.

(b)    Liquidation.

(i)    Series A Preferred Stock. In the event PubCo is to make a Series A Preferred Stock Liquidation Payment in cash or other property (other than Equity Securities of the Company), on or before the related date fixed for the liquidation, dissolution or winding up of the affairs of PubCo, the Manager shall cause the Company to make a distribution of cash or other property, as applicable, to PubCo in respect of the Series A Preferred Units in an amount equal to the amount to be paid by PubCo in respect of such Series A Preferred Stock Liquidation Payment, which distribution shall be in addition to any amounts distributable to PubCo with respect to Series A Preferred Units pursuant to Section 5.2(a)(i), and/or Section 10.3.

(ii)    Series B Preferred Stock. In the event PubCo is to make a Series B Preferred Stock Liquidation Payment in cash or other property (other than Equity Securities of the Company), on or before the related date fixed for the liquidation, dissolution or winding up of the affairs of PubCo, the Manager shall cause the Company to make a distribution of cash or other property, as applicable, to PubCo in respect of the Series B Preferred Units in an amount equal to the amount to be paid by PubCo in respect of such Series B Preferred Stock Liquidation Payment, which distribution shall be in addition to any amounts distributable to PubCo with respect to Series B Preferred Units pursuant to Section 5.2(a)(i), and/or Section 10.3.

(c)    Conversion.

(i)     Series A Preferred Stock. Consistent with Section 3.5(b) and (c), each time that a share of Series A Preferred Stock is converted into one or more shares of Class A Stock, an equal number of Series A Preferred Units shall automatically be cancelled in exchange for (without any further action of the Company or PubCo) (i) if PubCo does not elect Net Share Settlement (as defined in the Series A Certificate of Designations), the issuance to PubCo of a number of Common Units at the same conversion ratio as applied to the conversion of the Series A Preferred Stock into Class A Stock and (ii) if PubCo elects Net Share Settlement, the issuance to PubCo of a number of Common Units equal to the number of shares of Class A Stock being issued by PubCo to the holders of the Series A Preferred Stock and the distribution to PubCo by the Company of an amount of cash equal to the amount to be paid by PubCo to the holders of the Series A Preferred Stock.

(ii)     Series B Preferred Stock. Consistent with Section 3.5(b) and (c), each time that a share of Series B Preferred Stock is converted into one or more shares of Class A Stock, an equal number of Series B Preferred Units shall automatically be cancelled in exchange for (without any further action of the Company or PubCo) the issuance to PubCo of a number of Common Units at the same conversion ratio as applied to the conversion of the Series B Preferred Stock into Class A Stock.

(d)    Redemption.

(i)     Series A Preferred Stock. Consistent with Section 3.5(b) and (c), each time that PubCo redeems a share of Series A Preferred Stock pursuant to Section 8 of the Series A Certificate of Designations, the Company shall redeem an equal number of Series A Preferred Units from PubCo in exchange for the same consideration that is to be paid by PubCo in the redemption of the Series A Preferred Stock, which shall be in addition to any amounts distributable to PubCo with respect to Series A Preferred Units pursuant to Section 5.2(a)(i).

(ii)     Series B Preferred Stock. Consistent with Section 3.5(b) and (c), each time that PubCo redeems a share of Series B Preferred Stock pursuant to Section 8 of the Series B Certificate of Designations, the Company shall redeem an equal number of Series B Preferred Units from PubCo in exchange for the same consideration that is to be paid by PubCo in the redemption of the Series B Preferred Stock, which shall be in addition to any amounts distributable to PubCo with respect to Series B Preferred Units pursuant to Section 5.2(a)(i).

(e)    Voting. Except as otherwise required by the Act or other applicable law or in Section 11.1, holders of Preferred Units shall not be entitled to any vote on matters submitted to the Members for approval. Notwithstanding the foregoing, (i) the affirmative vote of the holders of a majority of the outstanding Series A Preferred Units, voting separately as a class based upon one vote per Series A Preferred Unit, shall be necessary on any matter that (A) adversely affects any of the rights, preferences or privileges of the Series A Preferred Units or (B) amends or modifies any of the terms of the Series A Preferred Units and (ii) the affirmative vote of the holders of a majority of the outstanding Series B Preferred Units, voting separately as a class based upon one vote per Series B Preferred Unit, shall be necessary on any matter that (A) adversely affects any of the rights, preferences or privileges of the Series B Preferred Units or (B) amends or modifies any of the terms of the Series B Preferred Units.

(f)    Exceptions. Notwithstanding any other provision of this Section 3.8, no distribution, redemption or conversion shall be effected to the extent such distribution, redemption or conversion would render the Company insolvent or violate applicable law or any material restrictions contained in any agreement to which the Company is a party as of the Amendment Date (without giving effect to any amendments of such agreement after the Effective Date. The Manager shall not approve, and the Company shall not make, any distribution pursuant to this Section 3.8 at any time that PubCo is not permitted to make a dividend or make a liquidating distribution in respect of junior securities pursuant to the Series A Certificate of Designations or the Series B Certificate of Designations.

(f)    Section 4.3(i) is hereby amended and restated in its entirety as follows:

“(i)    The Manager may, in its reasonable discretion, cause the Company to make allocations of items of gross income and gain to the holders of Preferred Units to the extent necessary to cause, after taking into account distributions with respect to Preferred Units, and allocations to be made pursuant to Section 4.2, Capital Account balances attributable to Preferred Units, to be, as nearly as possible, equal to amounts distributable with respect to Preferred Units pursuant to Section 10.3(b)(iii).”

(g)    Section 4.4(e) is hereby amended and restated in its entirety as follows:

“(e)    If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company (including a conversion of any Preferred Units), a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).”

(h)    The proviso at the end of the first sentence of Section 5.1(a) is hereby amended and restated in its entirety as follows:

“; and, provided further, that no distribution shall be made to the holders of Common Units pursuant to this Section 5.1(a) in respect thereof unless and until all distributions to the holders of Preferred Units have been made in accordance with Section 3.8 of this Agreement.

(i)    Section 5.2(a) is hereby amended and restated in its entirety as follows:

“(a)    Prior to making distributions pursuant to Section 5.1, on each Tax Distribution Date, the Company shall, subject to the availability of funds and to any restrictions contained in any agreement to which the Company is bound, make distributions:

(i)    to PubCo in an amount equal to all of PubCo’s federal, state, local and non-U.S. tax liabilities attributable to its Preferred Units during the Fiscal Year or other taxable period to which the tax-related distribution under this Section 5.2(a) relates; and

(ii)    to the Members on a pro rata basis in accordance with the number of Common Units owned by each Member, subject to Section 5.2(b), in an amount sufficient to cause PubCo to receive a distribution equal to all of PubCo’s remaining federal, state, local and non-U.S. tax liabilities during the Fiscal Year or other taxable period to which the tax-related distribution under this Section 5.2(a) relates.”

(j)    Section 10.3(b)(iii) is hereby amended and restated in its entirety as follows:

“Third, subject to Section 5.2(b), (A) first, to PubCo in respect of its Preferred Units, until PubCo has received an amount equal to the total amount that would then be required to be distributed by the Company to PubCo pursuant to Section 3.8(b) if PubCo were required to make on the date of the distribution pursuant to this Section 10.3(b)(iii) (1) a Series A Preferred Stock Liquidation Payment on the date of the distribution pursuant to this Section 10.3(b)(iii) and (2) a Series B Preferred Stock Liquidation Payment (without duplication of any amounts actually distributed to PubCo pursuant to Section 3.8(b)), and (B) the balance to the Members, pro rata in proportion to their respective Common Units.”

Section 2.    Series B Preferred Units Issuance. Pursuant to this Amendment, the Manager hereby authorizes the Company to issue to PubCo 22,050 Series B Preferred Units, effective as of the Amendment Date, in consideration for the capital contribution made or deemed to have been made by PubCo of (a) the net proceeds of the PubCo Preferred Stock Issuance and (b) the 1,050 shares of Series B Redeemable Convertible Preferred Stock of PubCo, with an agreed-upon fair market value of $1,050,000, included in the Extension Fee Stock.

Section 3.    Common Unit Issuance. Pursuant to this Amendment, the Manager hereby authorizes the Company to issue to PubCo 5,529,622 Common Units, effective as of the Amendment Date, in consideration for the capital contribution made or deemed to have been made by PubCo of the 5,529,622 shares of Class A Stock, with an agreed-upon fair market value of $1,647,827.356 included in the Extension Fee Stock.

Section 4.    Entire Agreement. This Amendment and the LLC Agreement, together with all Exhibits and Schedules thereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 5.    Miscellaneous. The provisions of the LLC Agreement shall remain in full force and effect except as expressly amended and modified as set forth in this Amendment. This Amendment and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to any choice of law principles. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same document.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has executed, or caused to be executed by its duly authorized represented, this Amendment as of the day and year first above written.

COMPANY:
USWS HOLDINGS LLC
By:	/s/ Kyle O’Neill
Name:Kyle O’Neill
Title: Chief Financial Officer
PUBCO (in its capacity as the Manager):
U.S. WELL SERVICES, INC.
By:	/s/ Kyle O’Neill
Name:Kyle O’Neill
Title: Chief Financial Officer